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                                                                    EXHIBIT 5.1

               [LETTERHEAD OF ORRICK, HERRINGTON & SUTCLIFFE LLP]


                                      August 11, 2000

Conductus, Inc.
969 West Maude Avenue
Sunnyvale, California  94086

                  Re:   Conductus, Inc. (the "Company")
                        Registration Statement on Form S-8 for
                        2,200,000 Shares of Common Stock

Ladies and Gentlemen:

                  Conductus, Inc., a Delaware corporation, has requested our opinion in connection with a Registration Statement on Form S-8 (the "Registration Statement") to be filed by it today with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the 2,200,000 additional shares of Common Stock, $.0001 par value, of Conductus, Inc. to be issued under the Conductus, Inc. 1992 Stock Option/Stock Issuance Plan and 1994 Employee Stock Purchase Plan (the "Plans").

                  We have examined and are relying on originals, or copies certified or otherwise identified to our satisfaction, of such corporate records and such other instruments, certificates and representations of public officials, officers and representatives of Conductus, Inc. and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

                  Based on the foregoing, it is our opinion that the 2,200,000 additional shares of Conductus, Inc. issuable under the Plans are duly authorized and, when issued in accordance with the terms of the Plans, at prices in excess of the par value thereof, will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Act or the rules and regulations of the Commission issued thereunder.


                                        Very truly yours,

                                        /s/ ORRICK HERRINGTON & SUTCLIFFE LLP

                                        ORRICK HERRINGTON & SUTCLIFFE LLP